UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

The Penn Traffic Company
(Exact name of registrant as specified in its charter)

Delaware	001-9930	25-0716800
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 State Fair Boulevard
Syracuse, New York	13221-4737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (315) 453-7284

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Company statement regarding General Counsel.

As disclosed in Item 4.01(a) of the Current Report on Form 8-K filed by the Company on September 12, 2006, Deloitte & Touche LLP (“Deloitte”) has resigned as the Company’s auditor and has stated that it is unwilling to rely on representations from the Company’s internal General Counsel.  The Company’s Board of Directors has considered Deloitte’s statement and does not agree with any suggestion that representations of the Company’s General Counsel are unreliable.

Update regarding availability under credit facilities.

On April 13, 2005, the Company entered into a $136 million credit facility composed of a $130 million revolving loan and a $6 million term loan (the “GE Facility”).  Concurrent with the GE Facility, the Company entered into a $28 million supplemental real estate credit facility, consisting of term loans available on a multi-draw basis (the “Kimco Facility,” together with the GE Facility, the “Credit Facilities”).  Taken together, the GE Facility and the Kimco Facility aggregate to a $164 million combined facility.  Copies of the GE Facility and the Kimco Facility are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

The Company’s ability to borrow the full amounts under the Credit Facilities is subject the Company’s compliance with the terms and conditions of the Credit Facilities, including that there be no defaults under the Credit Facilities at the time of any borrowing, its borrowing base formula and the requirement that the Company comply with financial covenants (included in the GE Facility) whenever the aggregate amount available for borrowing under both Credit Facilities is less than $35 million for four consecutive days or less than $30 million for any one day.  At no time has the Company been subject to compliance with these financial covenants as the aggregate amount available for borrowings has not dropped to these levels.  If, however, the Company had been subject to such covenants, it would not have been in compliance since January 28, 2006, but would have requested waivers from its lenders.  The GE Facility also provides that if the amount of revolving credit available for borrowing under the GE Facility goes below $26 million, the Company must request borrowings under the Kimco Facility equal to the lesser of (i) the difference between $26 million and the actual amount of revolving credit available for borrowing under the GE Facility and (ii) the amounts actually available for borrowing under the Kimco Facility.  The foregoing disclosure is qualified in its entirety by the full text of the GE Facility and Kimco Facility, copies of which are attached to this Current Report on Form 8-K as Exhibits and incorporated herein by reference.

Prior to giving effect to the limitations specified in the Credit Facilities, including the financial covenant compliance requirement, at September 8, 2006, the Company had approximately $48.2 million available for borrowing under the Credit Facilities and a 30-day average of approximately $43.8 million available for borrowing under the Credit Facilities.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit Number	Description
99.1

Credit Agreement, dated as of April 13, 2005, among The Penn Traffic Company, Penny Curtiss Baking Company, Inc. and Big M Supermarkets, Inc., as borrowers; the other credit parties signatory thereto; General Electric Capital Corporation; JPMorgan Chase Bank, N.A.; The CIT Group/Business Credit; GECC Capital Markets Group, Inc.; and the other lenders signatory thereto from time to time.

99.2

Supplemental Loan Credit Agreement, dated as of April 13, 2005, among The Penn Traffic Company, Penny Curtiss Baking Company, Inc. and Big M Supermarkets, Inc., as borrowers; the other credit parties signatory thereto; Kimco Capital Corp.; and the other lenders signatory thereto from time to time.

99.3	Intercreditor and Subordination Agreement, dated as of April 13, 2005, by and among General Electric Capital Corporation and Kimco Capital Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 12, 2006

THE PENN TRAFFIC COMPANY

By:	/s/ ROBERT J. CHAPMAN
	Name:	Robert J. Chapman
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1

Credit Agreement, dated as of April 13, 2005, among The Penn Traffic Company, Penny Curtiss Baking Company, Inc. and Big M Supermarkets, Inc., as borrowers; the other credit parties signatory thereto; General Electric Capital Corporation; JPMorgan Chase Bank, N.A.; The CIT Group/Business Credit; GECC Capital Markets Group, Inc.; and the other lenders signatory thereto from time to time.

99.2

Supplemental Loan Credit Agreement, dated as of April 13, 2005, among The Penn Traffic Company, Penny Curtiss Baking Company, Inc. and Big M Supermarkets, Inc., as borrowers; the other credit parties signatory thereto; Kimco Capital Corp.; and the other lenders signatory thereto from time to time.

99.3	Intercreditor and Subordination Agreement, dated as of April 13, 2005, by and among General Electric Capital Corporation and Kimco Capital Corp.